As filed with the United States Securities and Exchange Commission on January 19, 1999.
                                                  Registration No. 333-________




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             __________________



                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933


                             __________________

                         PICCADILLY CAFETERIAS, INC.
             (Exact name of registrant as specified in its charter)

                             __________________
        LOUISIANA                                             72-0604977
    (State or other                                       (I.R.S. Employer
jurisdiction of incorporation                             Identification No.)
          or organization)
                         3232 SHERWOOD FOREST BLVD.
                        BATON ROUGE, LOUISIANA 70816
                               (504) 293-9440
               (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)


                             __________________



                         PICCADILLY CAFETERIAS, INC.
            AMENDED AND RESTATED 1993 INCENTIVE COMPENSATION PLAN
                     (FORMERLY THE 1988 STOCK OPTION PLAN)
                          (Full title of the Plan)

                             __________________

            RONALD A. LABORDE                            COPY TO
  PRESIDENT AND CHIEF EXECUTIVE OFFICER             MARGARET F. MURPHY
       PICCADILLY CAFETERIAS, INC.          JONES, WALKER, WAECHTER, POITEVENT,
       3232 SHERWOOD FOREST BLVD.                CARRERE & DENEGRE, L.L.P.
          BATON ROUGE, LA 70816                         51ST FLOOR
             (504) 293-9440                       201 ST. CHARLES AVENUE
   (Name, address, including zip code,         NEW ORLEANS, LOUISIANA 70170
     and telephone number, including
    area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

                                      AMOUNT               PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF                TO BE                OFFERING PRICE           AGGREGATE OFFERING        REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED(1)             PER UNIT                     PRICE                   FEE
Common Stock, no par value          47,000 shares          $ 12.00(2)                  $  564,000(2)             $  156.792
                                   403,000 shares          $ 10.641(3)                 $4,288,323(3)             $1,192.153
Preferred Stock Purchase Rights(4)                                                                               $        0
Total                              450,000 shares                                      $4,852,323                $1,348.95


(1)A total of 1,000,000 shares of Common Stock and 1,000,000 Rights have previously been registered for issuance through the Amended and Restated Piccadilly Cafeterias, Inc. 1993 Incentive Compensation Plan under Registration Statement No. 33- 27793 effective April 17, 1989. No Rights are being registered with respect to the additional 450,000 shares of Common Stock registered hereby, as the Company does not currently have a Rights Plan in effect. Upon the occurrence of any future stock split, stock dividend or similar transaction involving Common Stock of the Registrant during the effectiveness of this Registration Statement, the number of
   securities  registered  shall  be  automatically  increased  to  cover   the
   additional securities in accordance with Rule 416(a) under the Securities Act of 1933.
(2)Computed in accordance with Rule 457(h)(i) under the Securities Act of 1933, based upon the price at which outstanding options may be exercised.
(3)Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c), based upon the average of the high and low price per share of Common Stock on the New York Stock Exchange on January 11, 1999, in accordance with Rule 457(c).
(4)Rights are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, as reflected in the market price of the Common Stock. Because no separate consideration is paid for such Rights, the registration fee for such securities is included in the fee for the Common Stock.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents, which have been filed by Piccadilly  Cafeterias,
Inc.   (the   "Company")with   the  Securities  and  Exchange  Commission  (the
"Commission"), are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

      (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

      (c) The Company's Current Report on Form 8-K filed with the Commission on November 19, 1998 and the amendment on Form 8-K/A filed on August 11, 1998, which amends the report on Form 8-K filed on June 5, 1998.

      (d) The description of the Company's Common Stock contained in the Company's registration statement pursuant to which the Company's shares of Common Stock were registered under Section 12(g) of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

      All documents filed by the Company with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Information incorporated herein by reference is not necessarily complete and is qualified in its entirety by the information and financial statements appearing in all of the documents incorporated herein by reference and should be read together therewith. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that any other document subsequently filed or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted for willful or intentional misconduct unless a court determines that despite the adjudication of liability, in view of all the circumstances, the indemnified person is entitled to indemnity.

      Section   6.10   of   the  Company's  by-laws  provides   for   mandatory
indemnification for directors and officers or former directors and officers of the Company to the extent permitted by Louisiana law.

      Neither the indemnification provisions of the Louisiana Business Corporation Law nor the mandatory indemnification provided by the Company's by-laws are exclusive of any other rights under any law, agreement or authorization of shareholders or directors. In addition, a corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacities.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.EXHIBITS.

      5     Opinion  of  Jones,  Walker,   Waechter,  Poitevent,  Carrere  &
            Denegre, L.L.P.

      23.1  Consent of Ernst & Young LLP

      23.2  Consent of Ernst & Young LLP

      23.3  Consent of Counsel (included in Exhibit 5)

      24    Power  of  Attorney  (included  on  the   signature  page  of  this
            Registration Statement)

ITEM 9.UNDERTAKINGS.

      1.    The undersigned registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(a)(i) and 1(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 12, 1999.

                                          PICCADILLY CAFETERIAS, INC.



                                          By:     /S/ RONALD A. LABORDE
                                                    Ronald A. LaBorde
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Ronald A. LaBorde and J. Fred Johnson or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                        TITLE                     DATE

/S/ PAUL W. MURRILL           Chairman of the Board           January 12, 1999
    Paul W. Murrill

/S/ RONALD A. LABORDE    President, Chief Executive Officer   January 12, 1999
    Ronald A. LaBorde              and Director


/S/ J. FRED JOHNSON     Executive Vice President, Treasurer   January 12, 1999
    J. Fred Johnson         and Chief Financial Officer
                           (Principal Financial Officer)

/S/ MARK L. MESTAYER          Secretary and Director          January 12, 1999
    Mark L. Mestayer                of Finance
                          (Principal Accounting Officer)

/S/ NORMAN C. FRANCIS               Director                  January 11, 1999
    Norman C. Francis


/S/ DALE E. REDMAN                  Director                  January 11, 1999
    Dale E. Redman


/S/ ROBERT P. GUYTON                Director                  January 11, 1999
    Robert P. Guyton


/S/ CHRISTEL C. SLAUGHTER           Director                  January 11, 1999
    Christel C. Slaughter


/S/ EDWARD M. SIMMONS, SR.          Director                  January 11, 1999
    Edward M. Simmons, Sr.


/S/ C. RAY SMITH                    Director                  January 11, 1999
    C. Ray Smith


/S/ RALPH ERBEN                     Director                  January 11, 1999
    Ralph Erben